Exhibit 99
Noteholders Report
Crusade Global Trust No. 2 of 2004
Coupon Period Ending 22 February 2005

USD Notes
	FV Outstanding (USD)	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes	562,190,441.79	93.698407%	2.4600%	3,815,608.80	25,579,815.65	0.00

	FV Outstanding (EUR)	Bond Factor	Coupon Rate	Coupon Payments (EUR)	Principal Payments (EUR)	Charge Offs (EUR)
Class A-2 Notes	374,793,627.87	93.698407%	2.3140%	2,392,769.20	17,053,210.43	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-3 Notes	562,190,441.79	93.698407%	5.6650%	8,666,390.40	25,579,815.65	0.00
Class B Notes	27,400,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00
Class C Notes	11,100,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00

		31-Jan-05
Pool Summary		AUD
Outstanding Balance - Variable Rate Housing Loans		1,660,049,961
Outstanding Balance - Fixed Rate Loans		380,415,591
Total Outstanding Balance		2,040,465,552
Number of Loans		11,175
Weighted Average Current LVR		63.11%
Average Loan Size		182,592
Weighted Average Seasoning		21 mths
Weighted Average Term to Maturity		302 mths

Principal Collections		AUD
Scheduled Principal Payments		10,884,922.52
Unscheduled Principal Payments		86,364,939.97
Redraws		6,901,148.76

Principal Collections		90,348,713.73

Total Available Principal		AUD
Principal Collections		90,348,713.73
Principal Charge Offs		0.00
Principal Draw		0.00
Payback of Principal Draws		2,009,458.39
Total Available Principal		92,358,172.12

Principal Distributed		92,358,172.12
Principal Retained		0.00

Outstanding Balance of Principal Draws		8,682,968.29

Total Available Funds		AUD
Available Income		37,223,379.05
Payback of Principal Draw		(2,009,458.39)
Liquidity Draw		0.00

Total Available Funds		35,213,920.66

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR
		Nov-04	Dec-04	Jan-05
	1 mth CPR	11.21%	16.81%	14.02%

Arrears
	% of pool (by number)
31 - 59 days	0.45%
60 - 89 days	0.11%
90+ days	0.05%
Defaults*	Nil
Losses	Nil